MODIFICATION AGREEMENT


                  MODIFICATION AGREEMENT, dated as of _____________, 1997, among Triton Aviation Services V LLC, a California limited liability company ("TAS V") and Polaris Aircraft Income Fund V, a California limited partnership ("PAIF V") ("Agreement").

                                R E C I T A L S:

                  WHEREAS, PAIF V and TAS V have entered into that certain Purchase, Assignment and Assumption Agreement, dated as of April 1, 1997 (the "Purchase Agreement"); and

                  WHEREAS, pursuant to the Purchase Agreement, PAIF V agreed to sell the Receivables to TAS V; and

                  WHEREAS, between the date of the Purchase Agreement and May 28, 1997 (the date of the Effective Time for the Receivable), the obligor under the only Receivable failed to make a scheduled principal payment and requested a restructuring of and modification to the terms of the Receivable;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained the receipt and sufficiency of which are hereby agreed and acknowledged, it is agreed as follows:


                  1. Definitions. The capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Purchase Agreement.


                  2.  Rescission  of  Sale of  Receivable.  The  parties  hereto acknowledge and agree that the agreement to convey the Receivable to TAS V pursuant to the Purchase Agreement is hereby rescinded and rendered null and void ab initio and that the Receivable is no longer a subject of the Purchase Agreement, that the Purchase Agreement and each of the Ancillary Agreements are hereby deemed to be reformed to delete all references to the Receivables, the Receivable Agreements, the Receivable Effective Date and the Receivable Transferred Interests and Schedule 8 to the Purchase Agreement is hereby deleted in its entirety.










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                  3. Reduction of  Purchase Price.  The Purchase Price is hereby reduced to $34,750,259.34, of which $3,914,964.14 is the Cash Amount and $30,835,295.20 is the Note Amount. Schedule 4(a) to the Purchase Agreement is hereby deleted in its entirety and replaced by the Schedule 4(a) attached hereto as Exhibit A.


                  4. Delivery of Replacement Promissory Note. Contemporaneously with the execution and delivery of this Agreement, TAS V will execute and deliver a Promissory Note to PAIF V in the form attached hereto as Exhibit B (the "Replacement Note") in substitution for and replacement of the Promissory Note delivered to PAIF V in connection with the first Effective Time to occur under the Purchase Agreement. The parties further acknowledge and agree that all references to the Promissory Note in the Purchase Agreement or any of the other Ancillary Agreements to which they are a party shall be deemed to be references to the Replacement Note, the Replacement Note shall be deemed to be an Ancillary Agreement and the Promissory Note shall be deemed null and void ab initio upon delivery of the Replacement Note.


                  5. Return of Pro Rata Cash Amount and Note Income; Distribution of Excess Cash. Pursuant to Section 4(a) of the Purchase Agreement, TAS V has caused $5,203,540 to be deposited into the Cash Account, $1,288,575.86 of which is attributable to the Receivable. Pursuant to Section 4(b) of the Purchase Agreement, PAIF V has caused $95,314.51 to be transferred to TAS V in respect of Income on the Receivable since April 1, 1997. Upon the later to occur of (i) the withdrawal of the Cash Amount from the Cash Account in accordance with Section 4(c) of the Purchase Agreement or (ii) the execution and delivery of this Agreement, PAIF V will cause $1,288,575.86 to be returned to TAS V and TAS V will cause $95,314.51 to be returned to PAIF V. Notwithstanding anything to the contrary in the Replacement Note or any other Ancillary Agreement, TAS V shall have the right to distribute to its members, and such members shall have the right to retain free of any security interest of PAIF V, an amount equal to $1,288,575.86 in excess of all other amounts TAS V is otherwise entitled to distribute to its members under the Replacement Note.

                  6. Reference to and Effect on the Purchase Agreement and the Ancillary Agreements

                  (a) Upon the effectiveness of this Agreement, from and after the date hereof, each reference in the Purchase Agreement to "this Agreement",








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"hereunder",  "hereof"  or  words  of  like  import  referring  to the  Purchase
Agreement and each reference in any of the Ancillary Agreements to "the Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Purchase Agreement, shall mean and be a reference to the Purchase Agreement as modified hereby and each reference in any of the Ancillary Agreements to "the Promissory Note", "the Note", "thereunder", "thereof" or words of like import referring to the Promissory Note, shall mean and be a reference to the Replacement Note.

                  (b) Except as specifically modified by this Agreement, the Purchase Agreement, and all of the Ancillary Agreements (including, without limitation, the Replacement Note) are and shall continue to be in full force and effect, are hereby ratified and confirmed in all respects and are enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of any such agreement, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Without limiting the generality of the foregoing, to the extent provided therein, the Security Agreement and all of the Pledged Collateral described therein do and shall continue to secure the payment of all Secured Obligations under the Security Agreement.

         7. Reduction of Keep Well Amount. Section 1(b) of the Keep Well Agreement, dated April 1, 1997, among Triton Aviation Services Limited, a Bermuda corporation, TAS V and PAIF V is hereby amended to delete the amount of $4,034,060 and insert in its place the amount of $3,035,088. In connection therewith, PAIF V and TAS V hereby authorize and instruct Weil Gotshal & Manges LLP to substitute the page of the Keep Well Agreement delivered on May 28, 1997 with a new page reflecting such amendment.

         8. Consent of Additional Parties. By their execution and delivery of this Agreement, each of Triton Aviation Services Limited (in its individual capacity) and Triton Investments Limited hereby consents to all of the terms and provisions of this Agreement and ratifies and confirms that the Keepwell, the Keepwell Guaranty, the Loan Guaranty and each of the other Ancillary Agreement to which they are a party all remain in full and effect and enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and, with respect to the enforceability of any such agreement, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).








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         9. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three (3) Business Days after being deposited with the U.S. Postal Service, (iii) if given by courier, when received, or (iv) if personally delivered, when so delivered, addressed:

                  If to PAIF V, to:

                           c/o Polaris Investment Management Corporation 201 Mission Street, 27th Floor
                           San Francisco, CA  94105
                           Attention:  President
                           Facsimile Number:  (415) 284-7460

                  With a copy to:

                           c/o Polaris Investment Management Corporation 201 High Ridge Road, 1st Floor
                           Stamford, CT  06927-4900
                           Attention:  Portfolio Management
                           Facsimile Number:  (203) 357-4585

or to such other address as PAIF V shall from time to time designate in writing to TAS V; and

                  If to TAS V, to:

                           Triton Aviation Services V LLC
                           55 Green Street, Suite 500
                           San Francisco, CA  94111
                           Attn:  President
                           Facsimile Number:  (415) 398-9184










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or to such other address as TAS V may from time to time  designate in writing to
PAIF V.


         10. GOVERNING LAW. THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING ANY CONFLICT OF LAWS RULES THEREOF.


         11.      Miscellaneous.

                           (a) If any  provision  hereof should be held invalid,
illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

                           (b) No amendment,  modification,  waiver, termination
or discharge of any provision of this Agreement, nor any consent to any departure by PAIF V or TAS V from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by PAIF V and TAS V, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by PAIF V and TAS V.

                           (c) This  Agreement  and any  amendments,  waivers or
consents hereto may be executed by PAIF V and TAS V in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.










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                           (d) This  Agreement,  the Purchase  Agreement and the
Ancillary Agreements constitute the entire agreement of PAIF V and TAS V with respect to the subject matter hereof or thereof, and all prior understandings or agreements, whether written or oral, between PAIF V and TAS V with respect to such subject matter are hereby superseded in their entirety.









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         IN WITNESS  WHEREOF,  the undersigned  have caused this AGREEMENT to be duly executed as of the day and year first written above.


                                 POLARIS AIRCRAFT INCOME FUND V

                                 By: Polaris Investment Management Corporation, General Partner


                                 By:     /s/ Eric M. Dull
                                    --------------------------------------------
                                 Name:       Eric M. Dull
                                      ------------------------------------------
                                 Title:      Executive Vice President
                                       -----------------------------------------



                                 TRITON AVIATION SERVICES V LLC

                                 By: Triton Aviation Services Limited,
                                     Manager


                                     By:      /s/ John E. Flynn
                                        ----------------------------------------
                                     Name:        John E. Flynn
                                          --------------------------------------
                                     Title:       President
                                           -------------------------------------



Consented and Agreed to
this ___ day of June, 1997




TRITON AVIATION SERVICES LIMITED


By:   /s/  John E. Flynn
   -----------------------------
Title:     President










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TRITON INVESTMENTS LIMITED


By:/s/ Steven C. Wight
   ---------------------------
Title:











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                                                                       EXHIBIT A


                                  SCHEDULE 4(a)

                                 PURCHASE PRICE



                                      Purchase          Note           Cash
   Transferred Interests               Price           Amount         Amount
                          ---
Transferred Interest 21345   |
Transferred Interest 21601   |
Transferred Interest 19733   |
Transferred Interest 20925   |
Transferred Interest 21117   |
Transferred Interest 21447   |
Transferred Interest 21448   |---  $34,750,259.34  $30,835,295.20  $3,914,964.14
Transferred Interest 21533   |     --------------  --------------  -------------
Transferred Interest 21534   |
Transferred Interest 21999   |
Transferred Interest 23014   |
Transferred Interest 22162   |
                          ---














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                                                                       EXHIBIT B



                           REPLACEMENT PROMISSORY NOTE











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